UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2023

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Securities Purchase Agreement

On September 8, 2023 (“Effective Date”), Evofem Biosciences, Inc. (the “Company”), certain institutional investors (the “Purchasers”) and Baker Bros. Advisors LP as their designated agent (the “Designated Agent”) entered into a fourth amendment (the “Fourth Amendment”) to the Securities Purchase and Security Agreement by and among the Company, the Purchasers and the Designated Agent, dated as of April 23, 2020 (the “Agreement”), as amended, pursuant to which the Purchasers purchased certain convertible promissory notes (the “Notes”).

The Fourth Amendment amends certain provisions within the Agreement including, (i) the rescission of the Notice of Default delivered to the Company on March 7, 2023 and waiving the Events of Default named therein, (ii) the waiver of any and all other Events of Default existing as of the Effective Date, (iii) the Notes shall no longer be convertible into shares of Company common stock, including the removal of any requirement to reserve shares of common stock for conversion of the Notes as well as any registration rights related thereto, (iv) the clarification that for the sole purpose of enabling ex-U.S. license agreement for such assets, any Patents, Trademarks or Copyrights acquired after the Effective Date shall be excluded from the definition of Collateral, and (v) removal of the requirement for the Company to obtain $100 million in cumulative net sales in the specified timeframe.

Additionally, the Purchasers and the Designated Agent have granted to the Company the ability to repurchase the principal amount and accrued and unpaid interest of the Notes for up to a five-year period for the “Repurchase Price” designated below:

Date	Repurchase Price
On or prior to September 8, 2024	$14,000,000 (less Applicable Reductions)
September 9, 2024-September 8, 2025	$16,750,000 (less Applicable Reductions)
September 9, 2025-September 8, 2026	$19,500,000 (less Applicable Reductions)
September 9, 2026-September 8, 2027	$22,250,000 (less Applicable Reductions)
September 9, 2027-September 8, 2028	$25,000,000 (less Applicable Reductions)

The current outstanding balance of $97.5 million will continue to accrue interest at 10% per annum. In the event of a default in the agreement or a failure to pay the Repurchase Price on or before September 8, 2028 (the “Maturity Date”), the Purchasers and Designated Agent may collect on the full principal amount then outstanding.

The Company is required to make a $1 million Upfront Payment (as defined in the amendment) by October 1, 2023 and has agreed to make quarterly cash payments of no more than 5% of the Company’s global net product revenues, depending on revenue thresholds. These upfront and cash payments are Applicable Reductions from the Repurchase Price outlined above.

The foregoing description of the Amendment is qualified in its entirety by reference to the Fourth Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 of this Current Report on Form 8-K regarding the issuance of the Notes is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1^	Fourth Amendment to Securities Purchase and Security Agreement
99.1	Press Release, dated September 11, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

^ Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been omitted by means of marking such portions with asterisks because the information is both not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: September 11, 2023	By:	/s/Saundra Pelletier
Saundra Pelletier
Chief Executive Officer